UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 23, 2006
PBS Holding, Inc.
(Exact name of registrant as specified in its charter)
NEVADA	000-25523	86-0857752
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
433 Kitty Hawk Drive, #226 - Universal City, TX 78148
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  (210) 658-4675

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

PBS Holding, Inc. (the “Company”) is considering a proposal to commence a private offering of up to 3,000,000 shares of its common stock (“Shares”) at a price to be determined based upon the current market price of the Company’s common stock. The Shares proposed to be offered would be offered to accredited investors, including certain current stockholders of the Company (the “Investors”). The Shares proposed to be offered would not be registered under the Securities Act of 1933, as amended (the “Act”) and would be offered in reliance upon the exemption from registration set forth in Section 4(2) and Regulation D promulgated under the Act. As of the date hereof, other terms of the offering have not yet been determined.

The Company may engage a registered broker-dealer to act as its placement agent in the offering. Such placement agent would be entitled to receive a placement fee equal to a percentage of the gross proceeds of the sale of Shares and a non-accountable expense allowance equal to a percentage of the gross proceeds from the sale of Shares. As of the date hereof, the Company has not yet executed a placement agent agreement with any party but is in discussions with one broker-dealer regarding such engagement.

If the offering is commenced and sales of Shares are consummated, the Company intends to use the proceeds from the offering for working capital purposes, reduction of debt, and potential strategic acquisitions for the Company’s business.

There can be no assurance that the Company will commence the offering or complete the offering on the anticipated terms. The Company’s ability to commence or complete the offering will depend, among other things, on market conditions. In addition, the Company’s ability to commence or complete the offering and its business are subject to risks described in the Company’s filings with the Securities and Exchange Commission.

This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor will there be any sale of these securities by us in any state or jurisdiction in which the offer, solicitation or sale would be unlawful. This disclosure is being issued pursuant to and in accordance with Rule 135c of the Act.

The information in this Report is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Any statements contained herein that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, market acceptance, government regulation and regulatory approval processes, litigation, ability to obtain financing, competitive products, industry trends and other risks identified in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.

Exhibits
None

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2006	By:	/s/ Patrick D. Matthews
Patrick D. Matthews Chairman of the Board, President and Chief Executive Officer